RESULTS ASCO2025 Annual Meeting ABSTRACT #2575 Inhaled KB707, a Novel HSV-based Immunotherapy, as a Monotherapy in Patients with Advanced Solid Tumor Malignancies Affecting the Lungs: Efficacy and Safety Results from a Phase 1/2 Study Wen Wee Ma1, Meredith A. McKean2, Liza Villaruz3, Daniel Johnson4, Mateusz Opyrchal5, Justin Moser6, Kristin A. Gabor7, Suma M. Krishnan7, David Chien7 1Cleveland Clinic Taussig Cancer Institute, Cleveland, OH; 2Sarah Cannon Research Institute, Nashville, TN; 3UPMC Hillman Cancer Center, Pittsburgh, PA; 4Ochsner Cancer Institute, New Orleans, LA; 5Indiana University Melvin and Bren Simon Comprehensive Cancer Center, Indianapolis, IN; 6HonorHealth Research Institute, Scottsdale, AZ; 7Krystal Biotech Inc., Pittsburgh PA Clinical use of recombinant interleukin (IL)-12 and IL-2 has been hindered due to unfavorable kinetics and toxicity associated with systemic exposure. Patients with advanced non-small cell lung cancer (NSCLC) who do not respond to immune checkpoint inhibitors (ICI) have very limited therapeutic options. KB707, a replication-defective herpes simplex virus type 1 (HSV-1)-based vector encoding human IL-12 and IL-2, is a novel gene therapy designed to deliver high doses of cytokines to the local tumor microenvironment. This study evaluated whether KB707 administered by inhalation, would deliver efficacious dose to the lung while minimizing systemic exposure in advanced solid tumor patients with predominantly lung disease. BACKGROUND  Inhaled delivery of KB707 was safe and well tolerated with most adverse events being Grade 1 or 2 and transient in duration. The MTD was not reached and recommended phase 2 dose is 109 PFU.  Single agent KB707 demonstrated anti-tumor effects in heavily pre-treated NSCLC patients with ORR of 27%. In the extended follow-up after the data cut, an additional patient achieved partial response for an updated ORR of 36%. Response was durable with median DOR and PFS not reached.  The delivery of cytokines via our novel vector platform suggests that KB707 may have a synergistic effect with immune checkpoint inhibitors to enhance anti-tumor activity and potentially overcoming primary anti-PD1 resistance. The promising combination of KB707 with anti-PD-1 is currently under evaluation in the expansion cohorts with ongoing enrollment of patients to receive inhaled KB707 in combination with pembrolizumab. METHODS NCT06228326 is a Phase 1/2, open-label, dose escalation and expansion clinical trial of inhaled KB707 • Monotherapy: Enrolled patients had at least one measurable lung lesion at screening and histological confirmation of advanced solid tumor malignancy in the lungs. • Combination Therapy: Enrolling patients with histologically or cytologically confirmed diagnosis of stage 3 or 4 non-small cell lung cancer (NSCLC) • Assessments: Safety, immunologic biomarkers, and preliminary efficacy. Advanced NSCLC (Cohorts 5 and 6) KB707 + Keytruda KB707 + Keytruda + Chemotherapy Combination Therapy (Enrolling1) CONCLUSIONS Safety population (n=39) consists of subjects who received at least one dose of inhaled KB707 as monotherapy. Tumor types evaluated included: NSCLC, head and neck cancer, breast cancer, colorectal cancer, and other cancer types Efficacy population (n=11) consists of subjects with NSCLC, the indication with the largest number of enrolled subjects who had at least one efficacy evaluation per RECIST v1.1. • Most TRAEs were Grade 1 or 2 and transient in duration. • No Grade 4 or Grade 5 TRAEs • Patients experiencing ≥1 TRAE = 66.7% (26) Inhaled KB707 Monotherapy is Safe and Well Tolerated TRAE ≥10% Total Subjects in Safety Population (n=39) Any n(%)Grade 3Grade 2Grade 1 10 (25.6)0 (0.0)3 (7.7)7 (17.9)Chills 9 (23.1)1 (2.6)4 (10.3)4 (10.3)Cytokine Release Syndrome 8 (20.5)0 (0.0)2 (5.1)6 (15.4)Fatigue 6 (15.4)0 (0.0)1 (2.6)5 (12.8)Influenza-like Illness 6 (15.4)1 (2.6)3 (7.7)2 (5.1)Dyspnea 5 (12.8)1 (2.6)1 (2.6)3 (7.7)Vomiting 4 (10.3)1 (2.6)0 (0.0)3 (7.7)Pyrexia Efficacy-Evaluable1 NSCLC Patients (n=11) Extended Follow-up2Abstract Data Cut 43Partial Response (PR) 25Stable Disease (SD) 53Progressive Disease (PD) 36%27%ORR 1 Patients with at least one post-baseline scan available for RECIST v1.1 response assessment per Investigator 2 Extended follow-up data snapshot taken 15APR2025. Krystal Biotech Inc. would like to thank all participating patients and their families, the investigators, and the site personnel. The authors also wish to thank Dana Previte, Brittani Agostini, Molly Buch, Shibani Kudchadkar, Rommel Hidalgo, and Ramakrishna Edukulla for their invaluable contributions to the study. The study was sponsored by Krystal Biotech, Inc. (Pittsburgh, PA, USA). Additional information on clinicaltrials.gov (NCT06228326). For more information, contact: dchien@krystalbio.com ACKNOWLEDGEMENTS Time on Treatment and Tumor Response1 1 Eligible patients may rollover from monotherapy cohorts 1-4 1 Data includes extended follow-up 15APR2025 DEMOGRAPHICS Efficacy (n=11) NSCLC Safety (n=39) Solid Tumors Population Tumor Type 71 (54-77)64 (20-80)Median Age, years (range) 7 (63.6) 4 (36.4) 24 (61.5) 15 (38.5) Gender, n (%) Female Male Best Overall Response to Inhaled KB707 72-year-old with Stage 4 NSCLC (2 lines of prior ICI) Exhibiting Ongoing PR Experienced Resolution of the Target Lung Lesions with Inhaled KB707 Le ft U pp er Li ng ul a Baseline Sep 2024 Week 8 Nov 2024 Week 14 Jan 2025 Le ft U pp er Lo be Reduction in Target Lung Lesions1 ENROLLMENT & DISPOSITION Dose Selected Dose Expansion (n=23) 109 PFU Solid Tumors Malignancy (Cohorts 1-4) ABSTRACT DATA PRESENTED1 Monotherapy (Enrollment Complete) Dose Escalation (n=16) 108 to 109 PFU D1 KB707 Monotherapy Dosing Schematic Inhaled KB707 Inhaled KB707 + Tumor Evaluation D57+D8 D15 D36+ PR PRPDPRPRSDSDPDPDPDPD Copies of this poster obtained through Quick Response (QR) Code are for personal use only and may not be reproduced without permission from ASCO® or the author of this poster/slides. 1 Efficacy data presented in indication with substantial number of subjects enrolled who had at least one efficacy evaluation per RECIST v1.1 BLOQ = below limit of quantification BOR Early increase in IFN-γ observed after a single dose of inhaled KB707 1 Data includes extended follow-up 15APR2025 Created in https://BioRender.com • Extrapulmonary target lesions were either stable or had progressed BASELINE CHARACTERISTICS Efficacy-Evaluable NSCLC Subjects (n=11) 1 (9.1) 10 (90.9) Baseline ECOG Status, n (%) 0 1 11 (100)Disease Stage IV, n (%) 2 (18.2) 5 (45.5) 4 (36.4) PD-L1 Status, n (%) Positive (PD-L1 ≥1%) Negative (PD-L1 <1%) Unknown 4 7 (63.6) 4 (36.4) Prior Therapy Median lines 1 line of prior immunotherapy, n (%) ≥2 lines of prior immunotherapy, n (%)